Exhibit 99.1

Investor Contact Laurie Poggi KKR Financial LLC 415-315-3718	Media Contact Roanne Kulakoff and Joseph Kuo Kekst and Company 212-521-4837 and 212-521-4863

KKR Financial Holdings LLC Announces Third Quarter 2007 Financial Results

SAN FRANCISCO, CA, November 7, 2007—KKR Financial Holdings LLC (NYSE: KFN) (“KFN” or the “Company”) today announced its results for the third quarter of 2007.

Highlights of KKR Financial Holdings LLC’s third quarter results include:

•                                       Distribution of $0.50 per common share declared for the third quarter.

•                                       Net economic loss, a non-GAAP measurement, for the third quarter totaled $265.9 million, or $3.03 per diluted common share, and GAAP net loss totaled $261.5 million or $2.98 per diluted common share. A reconciliation of economic to GAAP net loss is provided in Schedule I.

•                                       Net loss for the third quarter includes a charge for discontinued operations relating to the Company’s residential mortgage investment business of $243.7 million.

•                                       Corporate investment portfolio increased $1.0 billion during the third quarter.

•                                       As of quarter-end, cash and cash equivalents totaled $777.5 million, consisting of $644.4 million of unrestricted cash, $71.3 million of restricted cash that can be used to purchase corporate investments, and $61.8 million of restricted cash that can be used for debt service payments.

•                                       As of quarter-end, continuing operations net leverage totaled 3.6x.

•                                       Sold $139.6 million of private equity investments to unaffiliated institutional investors and recognized a net gain of $51.6 million and internal rate of return of 19.3%.

•                                       Raised $500.4 million of equity through the issuance of 34.75 million common shares at $14.40 per share to seven unaffiliated investors and a common share rights offering to existing common shareholders.

•                                       Issued $300.0 million of 7.000% convertible senior notes due 2012.

•                                       Subsequent to quarter-end, closed two structured finance transactions with $2.8 billion of senior secured non-recourse debt and a €800 million warehouse. The financings will be used to fund corporate investments.

*     *     *

KFN reported an economic net loss, a non-GAAP measurement, for the three and nine months ended September 30, 2007 of $265.9 million and $157.8 million, respectively, or $3.03 and $1.91 per diluted common share, respectively. Economic net income, a non-GAAP measurement, for the three and nine months ended September 30, 2006 totaled $42.8 million and $120.0 million, respectively, or $0.53 and $1.50 per diluted common share, respectively. GAAP net loss for the three and nine months ended September 30, 2007 totaled $261.5 million and $160.1 million, respectively, or $2.98 and $1.93 per diluted common share. GAAP net income for the three and nine months ended September 30, 2006 totaled $32.6 million and $97.9 million, respectively, or $0.40 and $1.22 per diluted common share. A reconciliation of economic to GAAP results is provided in Schedule I.

During the third quarter of 2007, there were material adverse changes in the mortgage industry and the capital markets experienced significant disruptions which had a material negative impact on the Company’s ability to finance its residential mortgage investments on terms and conditions which met its return on equity requirements. Most notably, the asset-backed commercial paper market was negatively impacted as investors significantly reduced and to a certain extent no longer invested in commercial paper backed by structured financial instruments, including residential mortgage investments. The disruptions in the asset-backed commercial paper market were exacerbated by the fact that commercial banks and investment banks materially curtailed or discontinued providing their customers with financing for residential mortgage investments. The secondary impact of the lack of financing and liquidity for residential mortgage investments was that market values of residential mortgage investments decreased materially because traditional buyers were unable to obtain financing.

In response to the aforementioned market disruptions that occurred during the quarter, the Company took several steps to ensure that it had adequate liquidity to respond to the current market environment. Specifically, it executed the following transactions: (i) the Company sold $5.2 billion of residential mortgage loans and mortgage-backed securities and recognized a loss of approximately $65.0 million, which was reduced by gains on the termination of related interest rate hedges of approximately $28.6 million, and thereby recognized a net loss of approximately $36.4 million; (ii) the Company received gross proceeds of $230.4 million through the issuance of 16.0 million common shares at $14.40 to seven unaffiliated institutional investors; (iii) the Company completed a share rights offering which generated gross proceeds of $270.0 million ($56.6 million received in October 2007 under a backstop agreement with certain principals of Kohlberg Kravis Roberts & Co. L.P. (“KKR”) through which 3.9 million shares were issued) through the issuance of 18.75 million shares at $14.40 per share; (iv) the Company sold $139.6 million of its private equity investments to unaffiliated third parties and recognized a net gain of $51.6 million; and (v) the Company made the decision to dispose of its real estate investment trust subsidiary, KKR Financial Corp. (“REIT Subsidiary”), and exit the business of investing in residential mortgage investments. Accordingly, the Company’s residential mortgage investment business and REIT Subsidiary are reported as a discontinued operation for which the Company recorded charges totaling $243.7 million.

Liquidity

As of September 30, 2007, available cash and cash equivalents totaled $777.5 million, consisting of $644.4 million of unrestricted cash and cash equivalents, $71.3 million of restricted cash that can be used to purchase corporate investments, and $61.8 million of restricted cash that can be used for debt service payments.

Leverage

As of September 30, 2007, the Company’s continuing operations leverage was 4.0x, or 3.6x net leverage when outstanding borrowings are reduced by unrestricted cash of $644.4 million.

Book Value Per Common Share

The Company’s book value per common share outstanding was $15.01 and $20.91 as of September 30, 2007 and June 30, 2007, respectively.

Financing Transactions

On July 23, 2007, the Company issued an aggregate of $300.0 million of 7.000% convertible notes maturing on July 15, 2012 (the “Notes”) to qualified institutional buyers.  The Notes represent senior unsecured obligations of the Company and bear interest at the rate of 7.000% per year. Interest is payable semi-annually on January 15 and July 15 of each year, beginning January 15, 2008.

The Notes are convertible into the Company's common shares, at a conversion rate of 32.2581 shares per $1,000 principal of Notes, which is equivalent to a conversion price of $31.00 per common share. The Notes are convertible prior to the maturity date at any time on or after June 15, 2012 and also under the following circumstances: (i) a holder may surrender any of its Notes for conversion during any calendar quarter beginning after September 30, 2007 (and only during such calendar quarter) if, and only if, the closing sale price of our common shares for at least 20 trading days (whether or not consecutive) in the period of 30 consecutive trading days ending on the last trading day of the preceding calendar quarter is greater than 130% of the conversion price per common share in effect on the applicable trading day; (ii) a holder may surrender any of its Notes for conversion during the five consecutive trading-day period following any five consecutive trading-day period in which the trading price of the Notes was less than 98% of the product of the closing sale price of our common shares multiplied by the applicable conversion rate; (iii) a holder may surrender for conversion any of its Notes if those Notes have been called for redemption, at any time prior to the redemption date, even if the Notes are not otherwise convertible at such time; and (iv) a holder may surrender any of its Notes for conversion if we engage in certain specified transactions, as defined in the indenture covering the Notes.

On October 31, 2007, the Company closed KKR Financial CLO 2007-A, Ltd. (“CLO 2007-A”), a $1.5 billion CLO transaction that provides ten-year term financing for investments in corporate loans and securities.

Also on October 31, 2007, the Company closed an €800.0 million warehouse facility that is structured as a repurchase facility to provide financing for investments in non-U.S. dollar corporate loans and securities.

On November 5, 2007, the Company closed Wayzata Funding LLC, which is a $2.0 billion CLO transaction that provides five-year term financing for investments in corporate loans and securities.

Non-Marketable Equity Securities

During the third quarter of 2007, the Company sold seven of its private equity investments totaling $139.6 million to two institutional investors. The Company recognized a net gain from the sales of $51.6 million.

Information for Investors: Conference Call and Webcast

The Company will host a conference call and audio webcast to review its third quarter 2007 results on Thursday, November 8, 2007, at 11:00 a.m. EST. The conference call can be accessed by dialing 888-713-3591 (Domestic) or 913-312-0828 (International); a pass code is not required. A replay will be available through November 22, 2007 by dialing 888-203-1112 (Domestic) and 719-457-0820 (International) / pass code 4632707. Supplemental materials that will be discussed during the call, as well as a live web cast of the call, will be accessible on the Company’s website, at www.kkrkfn.com, via a link from the Investor Relations section. A replay of the audio web cast will be archived in the Investor Relations section of the Company’s website.

Note Regarding Use of Non-GAAP Financial Measures

The non-GAAP items referred to in this earnings release are provided as supplemental information, and should not be relied upon as alternative measures to GAAP. These non-GAAP measures consist of items calculated by the Company on an “economic” basis, which includes the following: (i) the Company’s proportionate share of certain structured finance vehicles where the Company holds a majority ownership interest and consolidates such vehicles in accordance with GAAP; (ii) presentation of assets financed through total rate of return swaps on a non-derivative basis; and (iii) excludes share-based compensation in the calculation of net economic income or loss. The Company believes that the non-GAAP measures presented in this earnings release provide useful information to investors by providing an understanding of the Company’s financial condition and operational performance through which liquidity and periodic results for purposes of evaluating the income available for distributions to shareholders can be assessed.

About KKR Financial Holdings LLC

KKR Financial Holdings LLC is a specialty finance company that uses leverage with the objective of generating competitive risk-adjusted returns. The Company seeks to achieve its investment objective by investing in (i) corporate loans and debt securities, (ii) marketable equity securities and (iii) non-marketable equity securities. The Company also makes opportunistic investments in other asset classes from time to time. The Company invests in both cash and derivative instruments.

KKR Financial Holdings LLC is a Delaware limited liability company which was organized on January 17, 2007.  KKR Financial Holdings LLC is the successor to KKR Financial Corp., a Maryland corporation.  KKR Financial Corp. was originally incorporated in the State of Maryland on July 7, 2004 and elected to be treated as a real estate investment trust (“REIT”) for U.S. federal income tax purposes. On May 4, 2007, KKR Financial Holdings LLC completed a restructuring transaction, pursuant to which KKR Financial Corp. became a subsidiary of KKR Financial Holdings LLC and each outstanding share of KKR Financial Corp.’s common stock was converted into one of KKR Financial Holdings LLC’s common shares, which are publicly traded on the New York Stock Exchange. KKR Financial Holdings LLC has not elected to be treated as a REIT for U.S. federal income tax purposes; however, KKR Financial Holdings LLC intends to be treated as a partnership, and not as an association or publicly traded partnership that is taxable as a corporation, for U.S. federal income tax purposes.

KKR Financial Advisors LLC, a wholly-owned subsidiary of KKR Financial LLC, manages the Company pursuant to a management agreement. KKR Financial Holdings LLC, KKR Financial LLC, and KKR Financial Advisors LLC are affiliates of Kohlberg Kravis Roberts & Co. L.P.

Statements in this press release which are not historical fact may be deemed forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although KKR Financial Holdings LLC believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from the Company’s expectations include completion of pending investments, continued ability to originate new investments, the mix of originations and prepayment levels, the availability and cost of capital for future investments, competition within the specialty finance sector, economic conditions, credit loss experience, availability of financing, maintenance of sufficient liquidity, and other risks disclosed from time to time in the Company’s filings with the SEC.

Schedule I
KKR Financial Holdings LLC
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	For the three months ended September 30, 2007			For the nine months ended September 30, 2007
(amounts in thousands, except per share information)	Economic Measure	Reconciliation Adjustments(1)	Reported	Economic Measure	Reconciliation Adjustments(1)	Reported
Net investment income:
Securities interest income	$26,487	$8,867	$35,354	$68,372	$11,762	$80,134
Loan interest income	110,356	21,019	131,375	266,564	16,597	283,161
Dividend income	782	—	782	2,722	—	2,722
Other interest income	11,200	650	11,850	18,678	1,423	20,101
Total investment income	148,825	30,536	179,361	356,336	29,782	386,118
Interest expense	(94,147)	(12,880)	(107,027)	(220,462)	(11,686)	(232,148)
Interest expense to affiliates	—	(21,148)	(21,148)	—	(29,404)	(29,404)
Provision for loan losses	(25,000)	—	(25,000)	(25,000)	—	(25,000)
Net investment income	29,678	(3,492)	26,186	110,874	(11,308)	99,566
Other income:
Net realized and unrealized loss on derivatives and foreign exchange	(19,104)	3,063	(16,041)	(11,235)	8,813	(2,422)
Net realized gain on investments	53,249	151	53,400	84,979	2,185	87,164
Net realized and unrealized gain on securities sold, not yet purchased	2,220	—	2,220	2,795	—	2,795
Other income	2,400	359	2,759	6,952	395	7,347
Total other income	38,765	3,573	42,338	83,491	11,393	94,884
Non-investment expenses:
Related party management compensation	9,507	(4,582)	4,925	37,441	1,897	39,338
General, administrative and directors expenses	3,581	261	3,842	13,617	477	14,094
Professional services	2,195	—	2,195	3,495	—	3,495
Total non-investment expenses	15,283	(4,321)	10,962	54,553	2,374	56,927
Income from continuing operations before equity in income of unconsolidated affiliate and income tax expense	53,160	4,402	57,562	139,812	(2,289)	137,523
Equity in income of unconsolidated affiliate	—	—	—	12,706	—	12,706
Income from continuing operations before income tax expense	53,160	4,402	57,562	152,518	(2,289)	150,229
Income tax expense	386	—	386	1,245	—	1,245
Income from continuing operations	52,774	4,402	57,176	151,273	(2,289)	148,984
Loss from discontinued operations	(318,683)	—	(318,683)	(309,096)	—	(309,096)
Net loss	$(265,909)	$4,402	$(261,507)	$(157,823)	$(2,289)	$(160,112)
Net loss per common share:
Basic	$(3.04)		$(2.99)	$(1.93)		$(1.96)
Diluted	$(3.03)		$(2.98)	$(1.91)		$(1.93)
Weighted-average number of common shares outstanding:
Basic	87,443		87,443	81,692		81,692
Diluted	87,696		87,696	82,747		82,747
Distributions declared per common share	$0.56		$0.56	$1.66		$1.66

(1)             These adjustments reconcile the Company’s GAAP statement of operations presentation to an economic, non-GAAP presentation. The nature of these adjustments is described under “Note Regarding Use of Non-GAAP Financial Measures” in this earnings release.

Schedule II
KKR Financial Holdings LLC
CONSOLIDATED BALANCE SHEET (UNAUDITED)

	September 30, 2007
(amounts in thousands, except share information)	Economic Measure	Reconciliation Adjustments(1)	Reported
Assets
Cash and cash equivalents	$644,403	$—	$644,403
Restricted cash and cash equivalents	510,686	60,363	571,049
Securities available-for-sale	1,104,902	348,660	1,453,562
Loans, net of allowance for loan losses of $25,000	5,771,048	1,303,683	7,074,731
Derivative assets	26,840	(16,142)	10,698
Interest and principal receivable	100,385	23,811	124,196
Receivable for securities sold	168,506	—	168,506
Non-marketable equity securities	20,084	—	20,084
Reverse repurchase agreements	34,660	—	34,660
Other assets	64,826	7,045	71,871
Assets of discontinued operations	119,547	8,651,267	8,770,814
Total assets	$8,565,887	$10,378,687	$18,944,574
Liabilities
Repurchase agreements	$2,059,239	$259,665	$2,318,904
Collateralized loan obligation senior secured notes	3,802,933	876,345	4,679,278
Collateralized loan obligation junior secured notes to affiliates	—	431,293	431,293
Secured revolving credit facility	168,000	—	168,000
Secured demand loan	29,577	—	29,577
Convertible senior notes	300,000	—	300,000
Junior subordinated notes	329,908	—	329,908
Subordinated notes to affiliates	—	131,417	131,417
Accounts payable, accrued expenses and other liabilities	15,559	(236)	15,323
Accrued interest payable	72,719	19,738	92,457
Accrued interest payable to affiliates	—	29,404	29,404
Related party payable	4,974	—	4,974
Securities sold, not yet purchased	69,704	—	69,704
Derivative liabilities	22,731	(311)	22,420
Liabilities of discontinued operations	—	8,651,267	8,651,267
Total liabilities	6,875,344	10,398,582	17,273,926
Shareholders’ Equity
Preferred shares, no par value, 50,000,000 shares authorized and none issued and outstanding	—	—	—
Common shares, no par value, 250,000,000 shares authorized and 111,316,698 shares issued and outstanding	—	—	—
Paid-in-capital	2,108,810	2,289	2,111,099
Accumulated other comprehensive loss	(52,902)	(19,895)	(72,797)
Accumulated deficit	(365,365)	(2,289)	(367,654)
Total shareholders’ equity	1,690,543	(19,895)	1,670,648
Total liabilities and shareholders’ equity	$8,565,887	$10,378,687	$18,944,574

(1)             These adjustments reconcile the Company’s GAAP balance sheet presentation to an economic, non-GAAP presentation. The nature of these adjustments is described under “Note Regarding Use of Non-GAAP Financial Measures” in this earnings release.

Schedule III
KKR Financial Holdings LLC
ECONOMIC INVESTMENT PORTFOLIO AS OF SEPTEMBER 30, 2007 (UNAUDITED)

(amounts in thousands)(1)	Amortized Cost	Estimated Fair Value	Portfolio Mix % by Fair Value

Loans	$5,771,048	$5,667,327	84.3%
Debt Securities	1,108,845	1,063,587	15.8
Common and Preferred Stock	45,821	41,315	0.6
Non-Marketable Equity Securities	20,084	20,084	0.3
Securities Sold, not yet Purchased	(67,198)	(69,704)	(1.0)
Total Investment Portfolio	$6,878,600	$6,722,609	100.0%

(1)             Estimated fair values set forth in the schedule are based on dealer quotes and/or nationally recognized pricing services and management estimates for investment positions for which dealer quotes and/or nationally recognized pricing data are not available.